POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS
___________________________________

Each of the undersigned Directors of FIRSTHAND TECHNOLOGY VALUE FUND, INC. (the “Company”) hereby appoint KEVIN LANDIS, KELVIN K. LEUNG and DAVID A. HEARTH (each with full power to act alone), their attorneys-in-fact and agents, in all capacities, to execute the Company’s Registration Statements on Form N-2 in connection with the Company’s offering of its common stock under the Securities Act of 1933, as amended (the “Securities Act”), to execute any and all amendments thereto (including post-effective amendments) (collectively, as amended and including post-effective amendments, the “Registration Statement”), and to execute any registration statement (including post-effective amendments thereto) filed by the Company pursuant to rule 462(b) under the Securities Act which relates to the Registration Statement, and in each case, to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the United States Securities and Exchange Commission and any other applicable regulatory authority. The undersigned directors of the Company grant to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-facts and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Directors of Firsthand Technology Value Fund, Inc. hereby execute this Power of Attorney in the capacities and on the dates indicated.

/s/ Greg Burglin	Date: January 21, 2013
Greg Burglin

/s/ Rodney Yee	Date: January 22, 2013
Rodney Yee

/s/ Kimun Lee	Date: January 22, 2013
Kimun Lee